UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 28, 2007
Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-5620 (Commission File Number)	23-1609753 (IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA (Address of Principal Executive Offices)	19087 (Zip Code)

Registrant’s telephone number, including area code	610-293-0600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.
This Current Report on Form 8-K is being filed by the Registrant to report amendments to credit agreements between Comerica Bank (“Bank”) and, respectively, Clarient, Inc. (“Clarient”), Laureate Pharma, Inc. (“Laureate Pharma”), and Alliance Consulting Group Associates, Inc. and Alliance Holdings, Inc. (collectively, “Alliance”) to extend the maturity dates of revolving lines of credit from February 28, 2007 to February 27, 2008. Clarient, Laureate Pharma, and Alliance are majority or wholly owned subsidiaries of the Registrant. Safeguard Scientifics (Delaware), Inc. (“SSDI”) and Safeguard Delaware, Inc. (“SDI”), wholly owned subsidiaries of the Registrant, are guarantors of certain of the obligations of Clarient, Laureate Pharma and Alliance under their respective credit facilities. The credit agreement between Bank and Pacific Title & Art Studio, Inc. (“Pacific Title”), a wholly owned subsidiary of the Registrant, was terminated at the request of Pacific Title on February 23, 2007. There were no borrowings under the Pacific Title credit facility, and Pacific Title had no plans to renew its credit facility.
In addition to the extension of the maturity date:
•	Clarient’s credit facility for $12.0 million will remain in place. However, the guaranty provided by SSDI and SDI was increased from $12.0 million to $12.3 million to include any interest, costs or fees that may be incurred by Bank.

•	Laureate Pharma’s credit facility was amended to increase the total facility from $9.5 million to $21.0 million. Under this amendment:
•	the working capital line was increased from $6.5 million to $12.0 million;

•	the existing equipment loan of $3.0 million (under which $2.833 million was outstanding at February 28, 2007) will remain in place; and

•	a new $6.0 million equipment line was added (which will be repaid over a 48-month period and will bear interest at the Bank’s prime rate or LIBOR plus 2.75%).
SSDI and SDI have entered into a guaranty of the $15 million facility, as well as a deficiency guaranty of the new $6.0 million equipment line. Under the deficiency guaranty, if Laureate Pharma defaults on its obligations, Bank must use commercially reasonable efforts to collect the amount due during the 90-day period following notice of default (including realization of collateral amounts), following which SSDI and SDI would be liable for the amount in default.

•	Alliance’s $20.0 million credit facility was amended to reduce SSDI’s and SDI’s guarantee of the facility from $10.0 million to $5.0 million.
The credit facility among Bank, SSDI and SDI also was amended on February 28, 2007. Prior to entering into the amendment, the Bank required cash collateral equal to the Registrant’s borrowings, letters of credit, and amounts borrowed by partner company facilities maintained with Bank and guaranteed by SSDI and SDI. The amendment provides that SSDI and SDI will have 90 days from the date of a notice of default on a partner company facility for which SSDI and SDI have provided a deficiency guaranty to provide cash collateral equal to the amount in default.
Other than as described above, other terms of the respective credit facilities, including rate of interest, payment terms and available credit, remain the same.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: March 6, 2007	By:	STEVEN J. FEDER
Steven J. Feder
Senior Vice President and General Counsel